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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

MILLENNIAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201
Baltimore, MD 21224
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On September 23, 2014, Millennial Media, Inc. ("Millennial" or the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Nexage Inc., ("Nexage"), Neptune Merger Sub I, Inc., a wholly owned subsidiary of Millennial ("Merger Sub I"), Neptune Merger Sub II, LLC, a wholly owned subsidiary of Millennial ("Merger Sub II"), and Fortis Advisors LLC, solely in its capacity as Securityholder Representative, pursuant to which Merger Sub I will, upon the terms and subject to the satisfaction or waiver of the conditions therein, merge with and into Nexage, and as part of the same transaction, Nexage will merge with and into Merger Sub II (collectively, the "Merger"), with Merger Sub II continuing as the surviving corporation and as a wholly-owned subsidiary of Millennial.

        Under the terms of the Merger Agreement, Millennial will pay approximately $22.5 million in cash (the "Cash Consideration") and will issue up to 38,461,538 shares of its common stock (the "Stock Consideration") to the former securityholders of Nexage, subject to certain adjustments, corresponding to approximately 26% of the total issued and outstanding number of shares of Millennial following the issuance. In lieu of issuing shares of Millennial common stock, the Company will pay cash for shares of Nexage capital stock held by certain holders of Nexage capital stock who are "unaccredited investors." All purchase price adjustments to the Cash Consideration in excess of $22.5 million are capped at a total of $5 million, and the Stock Consideration will be reduced to the extent the Company pays such cash. Vested options to purchase common stock of Nexage will be partially cancelled in exchange for cash and partially exchanged for options to purchase common stock of Millennial, and unvested options to purchase common stock of Nexage will be converted into options to purchase common stock of Millennial. The aggregate number of options to purchase shares of common stock of Millennial issued in the Merger in consideration for the options to purchase shares of common stock of Nexage are included in the Stock Consideration. All outstanding warrants exercisable for common stock of Nexage will be exchanged for a portion of the Cash Consideration and the Stock Consideration. A portion of the Cash Consideration and the Stock Consideration will be held in escrow as partial security for the indemnification obligations of the Nexage securityholders for breaches or inaccuracies in Nexage's representations and warranties, covenants, agreements, and losses attributable to certain taxes, and payments for certain adjustments to the calculation of the working capital of Nexage, all as set forth in the Merger Agreement.

        Millennial will fund the operating expenses of Nexage from November 1, 2014 through the earlier of the termination of the Merger Agreement or the closing of the Merger, and will receive from Nexage subordinated convertible promissory notes in consideration for such loans for operating expenses.

        Millennial also expects to grant equity awards in the form of employment inducement grants for purposes of retention to employees of Nexage who accept offers of employment with Millennial following the closing of the proposed Merger, subject to the approval of the independent directors of Millennial's board of directors and in reliance on the exemption provided under Rule 303A.08 of the New York Stock Exchange Listed Company Manual.

        Under the terms of the Merger Agreement, Nexage is entitled to nominate a candidate to be appointed to Millennial's board of directors as a Class III director following the closing of the proposed Merger, subject to the approval of Millennial's board of directors.

        Each company's board of directors has approved the transaction, which has also been approved by Nexage's stockholders. The companies expect the Merger to be completed during the fourth quarter of 2014. Closing of the Merger is subject to approval of Millennial's stockholders with respect to the proposed issuance of shares in the transaction, as well as a number of other customary closing conditions.

        Millennial and Nexage have made customary representations, warranties, and covenants in the Merger Agreement, including, among others, covenants that Nexage will conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger, and subject to certain limited exceptions, that Nexage will not solicit alternative business combination transactions. The Merger Agreement also contains termination rights for both the Company and Nexage.

        Under the terms of the Merger Agreement, the Company has also agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 relating to the shares of common stock issuable as part of the merger consideration, pursuant to the terms of the Registration Rights Agreement attached as an exhibit to the Merger Agreement.

        The foregoing summary is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference in its entirety. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants may have been made for the purposes of allocating risk between Millennial and Nexage instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Millennial, Merger Sub I, Merger Sub II, Nexage, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 3.02.    Unregistered Sales of Equity Securities.

        The information set forth in Item 1.01 related to the potential issuance of the Company's common stock is hereby incorporated by reference under this Item 3.02.

Forward-Looking Statements

        This Current Report on Form 8-K and the materials incorporated by reference herein include "forward-looking statements" including, without limitation, statements regarding the proposed acquisition of Nexage and the integration of Nexage's business with that of Millennial, the combined company's forecasted financial results, anticipated reach, capabilities and opportunities for the combined company, expected benefits to advertisers and developers and market opportunities, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in these materials that are not historical facts. These statements are sometimes identified by words and phrases such as "will," "may," "expect," "to be," or words or phrases of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Millennial's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Millennial's current beliefs and expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, whether the proposed acquisition is completed in a timely manner, if at all; the satisfaction of conditions to completing the transaction, including the ability to secure regulatory approvals and approval by Millennial's stockholders of the issuance of shares in connection with the proposed acquisition; the ability of Millennial to successfully integrate Nexage's business if the acquisition is completed; disruption from the transaction making it more difficult to maintain relationships with clients, suppliers or employees; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Millennial's business. Other risk factors are set forth under the caption "Risk Factors," in Millennial's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 11, 2014, which is available on a website maintained by the SEC at www.sec.gov. Millennial expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of September 23, 2014, by and among Millennial Media, Inc., Nexage Inc., Neptune Merger Sub I, Inc., Neptune Merger Sub II, LLC, and Fortis Advisors LLC.

*
Certain schedules and exhibits related to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

Additional Information about the Proposed Acquisition and Where You Can Find It

        Millennial plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Millennial to be held for the purpose of voting on the issuance of the shares of Millennial common stock to be issued in connection with the proposed acquisition (the "Shares"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, MILLENNIAL SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

        The proxy statement and other relevant materials, and any other documents filed by Millennial with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of Millennial may obtain free copies of the documents filed with the SEC by contacting Millennial's Investor Relations department at (410) 522-8705, or Investor Relations, Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, Maryland 21224. You may also read and copy any reports, statements and other information filed by Millennial with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

        Millennial and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Millennial in favor of the proposed transaction. A list of the names of Millennial's executive officers and directors, and a description of their respective interests in Millennial, are set forth in the proxy statement for Millennial's 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2014, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

        If and to the extent that executive officers or directors of Millennial will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Millennial's executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2014	MILLENNIAL MEDIA, INC.
	By:	/s/ HO SHIN Ho Shin General Counsel and Chief Privacy Officer

 EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of September 23, 2014, by and among Millennial Media, Inc., Nexage Inc., Neptune Merger Sub I, Inc., Neptune Merger Sub II, LLC, and Fortis Advisors LLC.

*
Certain schedules and exhibits related to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 3.02. Unregistered Sales of Equity Securities.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX